UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 6, 2017

(Date of earliest event reported: January 3, 2017)

American Renal Associates Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)

(978) 922-3080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On January 3, 2017, the Company received a subpoena from the U.S. Department of Justice (“DOJ”), dated December 30, 2016, requesting information relating to the Company’s interactions with the American Kidney Fund (“AKF”) and certain topics related to applicable healthcare laws for the period from January 1, 2013 through the present. As it has done with the other regulators who have expressed interest in such matters, the Company intends to fully cooperate in responding to this request.

No assurance can be given as to the timing or outcome of this matter, nor can any assurance be given as to whether this matter will affect the Company’s other relationships, or the Company’s business generally.  In addition, we may in the future be subject to additional inquiries, litigation or other proceedings or actions, regulatory or otherwise, arising in relation to the matter described above and related litigation and investigative matters previously disclosed.  An unfavorable outcome of any such inquiry, litigation or proceeding or action could have a material adverse effect on our business, financial condition and results of operations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: January 6, 2017	By:	/s/ Michael R. Costa
	Name:	Michael R. Costa
	Title:	Vice President, General Counsel and Secretary

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